UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 21, 2020

Six Flags Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13703	13-3995059
(Commission File Number)	(IRS Employer Identification No.)

924 Avenue J East
Grand Prairie, Texas	75050
(Address of principal executive offices)	(Zip Code)

(972) 595-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.025 par value per share	SIX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 24, 2020, Six Flags Entertainment Corporation (the “Company”) announced that the Company has appointed Sandeep Reddy as Executive Vice President and Chief Financial Officer of the Company, effective July 1, 2020 (the “Reddy Effective Date”).

Sandeep Reddy, age 49, previously served as Chief Financial Officer of Guess?, Inc., a contemporary clothing and accessories retailer, from July 2013 through December 2019. Prior to that role, since 2010, he served as Vice President and European Chief Financial Officer of Guess, where he was responsible for all aspects of Guess’ European finance functions, including financial planning, treasury, accounting and tax. From 1997 to 2010, Mr. Reddy served in a number of positions of increasing responsibility for Mattel Inc., a leading global toy manufacturer, ultimately serving as Vice President Finance and Supply Chain for the SEUR (France, Spain, Portugal, Italy) cluster. Mr. Reddy has a BA (Honors) in Economics from Delhi University and an MBA from Cornell University.

In connection with Mr. Reddy’s appointment as Executive Vice President and Chief Financial Officer, the Company entered into an employment agreement dated June 21, 2020 with Mr. Reddy (the “Reddy Employment Agreement”) that provides for, among other things, a base salary of $650,000 per year and an annual bonus opportunity with a target of 90% of his base salary. On the Reddy Effective Date, in accordance with a restricted stock unit agreement, under the Company’s Long-Term Incentive Plan, Mr. Reddy will be granted (i) restricted stock units of the Company with a value of $1,000,000, which will vest on the second anniversary of the Reddy Effective Date, and (ii) restricted stock units of the Company with a value of $800,000, which will vest in equal amounts upon each of the first three anniversaries of the grant date. Mr. Reddy will also be entitled to participate in or receive benefits under the employee benefit programs of the Company, including the Company’s life, health and disability programs and relocation program, as well as to receive reimbursement of certain expenses incurred during his employment. The Reddy Employment Agreement also contains provisions for separation payments and benefits upon certain types of termination of employment as well as contains customary non-competition, indemnification, confidentiality and proprietary information provisions.

The foregoing description of the Reddy Employment Agreement does not purport to be complete and is qualified in its entirety by the text of the agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Consistent with other executive officers of the Company, Mr. Reddy has agreed to a temporary 25% reduction of his base salary to mitigate the operating and financial impact of the COVID-19 pandemic in accordance with the approved form of amendment to executive officer’s employment agreement. The reduction does not impact the definition of “Base Salary” in the Reddy Employment Agreement for any purpose other than payment of base salary during this temporary period.

Leonard Russ, who has acted as Interim Chief Financial Officer since February 2020, will transition to an operational role and continue to report to Michael Spanos, President and Chief Executive Officer of the Company.

Item 7.01Regulation FD Disclosure

On June 24, 2020, the Company issued a press release announcing the appointment of Mr. Reddy as Executive Vice President and Chief Financial Officer, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01           Financial Statements and Exhibits

(d)            Exhibits

10.1	Employment Agreement, dated as of June 21, 2020, by and between Sandeep Reddy and Six Flags Entertainment Corporation

99.1Press Release of Six Flags Entertainment Corporation, dated June 24, 2020

104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS ENTERTAINMENT CORPORATION

	By:	/s/ Laura W. Doerre
		Name:	Laura W. Doerre
		Title:	Executive Vice President and General Counsel

Date: June 24, 2020